Exhibit 5.1

LEGAL & COMPLIANCE, LLC

LAURA ANTHONY, ESQUIRE	www.legalandcompliance.com
LAZARUS ROTHSTEIN, ESQ.	WWW.SECURITIESLAWBLOG.COM
CHAD FRIEND, ESQ., LLM	WWW.LAWCAST.COM
SCOTT BUSCEMI, ESQ.

OF COUNSEL:
JOHN CACOMANOLIS, ESQ. CRAIG D. LINDER, ESQ.
PETER P. LINDLEY, JD, CPA, MBA	DIRECT E-MAIL: LANTHONY@LEGALANDCOMPLIANCE.COM
STUART REED, ESQ.
MARC S. WOOLF, ESQ.

February 22, 2016

IEG Holdings Corporation

6160 West Tropicana Ave., Suite E-13

Las Vegas, NV 89103

Re:	IEG Holdings Corporation
Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-209116)

Gentlemen:

You have requested our opinion, as counsel for IEG Holdings Corporation, a Florida corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 1,000,000 shares of common stock, $0.001 par value per share (the “Shares”), at a public offering price of $5.00 per share as set forth in the Registration Statement.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued pursuant to the Registration Statement, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Florida; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Legal & Compliance, LLC

By:	/s/ Laura Anthony
Laura Anthony, Esq.

330 CLEMATIS STREET, #217 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832